Exhibit 10.7.5

AMENDMENT NUMBER FIVE TO THE
BRIGHTHOUSE SERVICES, LLC VOLUNTARY DEFERRED COMPENSATION PLAN

The BRIGHTHOUSE SERVICES, LLC VOLUNTARY DEFERRED COMPENSATION PLAN (the “Plan”) is hereby amended, effective as of January 1, 2025, as follows:

Section 5.2(b) of the Plan is hereby amended by restating it in its entirety to read as follows:
“(b) the percentage, in increments of 1%, of the Eligible Employee’s Cash Incentive Compensation that the Eligible Employee wishes to defer into a Deferred Compensation Account, which shall be no less than 10% and no greater than 70% for the Officers and 50% for the Wholesalers;”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator on this 13th day of November 2024.

/s/ Micah Dowling
Micah Dowling
Plan Administrator

Witness:	/s/ Tracy Kidd